EXHIBIT 99.3
THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2006 (UNAUDITED)

	Page
Condensed Balance Sheets – September 30, 2006 (unaudited) and December 31, 2005	P	-1
Condensed Statements of Operations – Nine months ended September 30, 2006 and 2005 (unaudited)	P	-2
Condensed Statements of Cash Flows – Nine months ended September 30, 2006 and 2005 (unaudited)	P	-3
Notes to Condensed Financial Statements (unaudited)	P	-4

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$451,077	$66,391
Accounts receivable, net of allowance for doubtful accounts of $49,716 at September 30, 2006 and $21,000 at December 31, 2005	1,196,221	1,507,629
Accounts receivable unbilled	—	13,447
Employee loans	—	4,235
Related party loan receivable	43,713	43,713
Related party receivables	—	73,715
Other receivables	6,745	—
Prepaid expenses and other current assets	262,131	176,683
Deferred tax assets, current	781,647	791,710

Total Current Assets	2,741,534	2,677,523
Property and equipment:
Equipment and software	1,049,945	1,043,566
Furniture	584,172	294,937
Leasehold improvements	15,300	57,298

	1,649,417	1,395,801
Less accumulated depreciation	(767,785)	(784,087)

	881,632	611,714

Other assets	56,107	21,156

Total Assets	$3,679,273	$3,310,393

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$26,285	$169,125
Accrued expenses and other liabilities	512,272	516,283
Current portion of capital lease obligations	10,178	5,136
Current portion of long term debt	395,353	478,570
Deferred revenue	3,145,978	2,932,077

Total Current Liabilities	4,090,066	4,101,191

Deferred tax liabilities	140,584	122,122
Capital lease obligations, net of current portion	38,874	20,401
Long term debt, net of current portion	935,140	672,140

Total Liabilities	5,204,664	4,915,854

Stockholders’ Deficit:
Common Stock, $10 stated value, 1,000 shares authorized; 1,000 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	10,000	10,000
Additional paid in capital	23,333	23,333
Treasury stock, 150 shares at cost	(850,000)	(850,000)
Accumulated deficit	(708,724)	(788,794)

Total Stockholders’ Deficit	(1,525,391)	(1,605,461)

Total Liabilities and Stockholders’ Deficit	$3,679,273	$3,310,393

See accompanying notes to the condensed financial statements.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine Months Ended
	September 30,
	2006	2005
Revenues, net	$8,177,701	$6,616,080
Operating costs and expenses:
Cost of revenues (excluding depreciation)	4,143,912	3,421,379
Sales and marketing	1,560,255	1,436,929
Depreciation	153,697	163,180
Other general and administrative expenses	2,033,461	1,559,950

Total operating costs and expenses	7,891,325	6,581,438

Income from operations	286,376	34,642

Other income (expense):
Interest income	10,597	609
Interest expense	(55,644)	(18,534)
Other expense	(87,134)	(24,466)

Total other income (expense)	(132,181)	(42,391)

Income (loss) before income taxes	154,195	(7,749)

Income tax provision	(74,125)	(33,098)

Net income (loss)	$80,070	$(40,847)

See accompanying notes to the condensed financial statements.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
	2006	2005
OPERATING ACTIVITIES:
Net income (loss)	$80,070	$(40,847)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	153,697	163,180
Provision for doubtful accounts	28,716	—
Loss on disposition of property and equipment	86,092	24,466
Deferred tax provision (benefit)	28,525	(56,117)
Changes in operating assets and liabilities:
Accounts and unbilled receivables	296,139	322,189
Other receivables	71,205	(116,054)
Prepaid expenses and other current assets	(124,427)	3,465
Accounts payable	(142,840)	(57,789)
Accrued expenses and other liabilities	(4,010)	(286,538)
Deferred revenue	213,901	58,298

Net cash provided by operating activities	687,068	14,253

INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	3,038	7,750
Proceeds from repayment of related party loan receivable	—	71,697
Purchases of property and equipment	(479,897)	(68,898)

Net cash used in investing activities	(476,859)	10,549

FINANCING ACTIVITIES:
Proceeds from issuance of debt	825,000	219,330
Payments for capital lease obligations	(5,306)	(3,140)
Repayments of debt	(645,217)	(299,323)

Net cash provided by (used in) financing activities	174,477	(83,133)

Net increase (decrease) in cash and cash equivalents	384,686	(58,331)
Cash and cash equivalents at beginning of period	66,391	318,674

Cash and cash equivalents at end of period	$451,077	$260,343

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$55,644	$18,534

Income taxes paid	$60,066	$224,504

NONCASH INVESTING AND FINANCING ACTIVITIES:
Capital lease obligations incurred	$28,821	$29,898

See accompanying notes to the condensed financial statements.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, condensed financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.
The balance sheet at December 31, 2005 is consistent with the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2005, included elsewhere in this Form 8-K.
2. RELATED PARTY TRANSACTIONS
In February 2006, the Company entered into a lease agreement for office space in an office building owned by a Limited Liability Company which is solely owned by the Company’s President and majority stockholder. Rental payments associated with this lease totaled approximately $187,000 during the nine months ended September 30, 2006. The Company also is a guarantor of an approximately $3.0 million construction loan between General Electric Capital Corporation and the LLC.
The unaudited balance sheet as of September 30, 2006 includes a loan receivable of $43,713 from the Company’s President and majority stockholder.
The unaudited balance sheet as of September 30, 2006 includes a promissory note with the former minority stockholder of $815,819. See Note 6 for additional information regarding this transaction.
3. INCOME TAXES
The change in the Company’s effective tax rate is primarily due to the timing of temporary differences between book income and tax income, and was primarily related to the change in the deferred tax asset associated with deferred revenue.
4. DEBT
During August 2006, the stock repurchase agreement, secured promissory note, and employment agreement with the minority stockholder were amended and replaced by a revised stock repurchase agreement and secured promissory note. The employment agreement was cancelled. The contractual purchase price of the shares was adjusted to $850,000 requiring the parties to revise the amount of the promissory note to $807,301, which is inclusive of previous payments. In addition a lump sum payment of $250,000 is due and payable on or before December 31, 2006, with the remaining balance due and payable in sixty equal monthly installment payments of at least $9,288, plus interest, until paid in full. Interest is payable at the prime rate as reported in the Wall Street Journal and is to be adjusted quarterly. In the event of a change in control of the Company, the amount payable on the note shall become accelerated and become payable in a lump sum from the proceeds of any such change of control transaction. The $250,000 payment was made in January 2007, and there were no late payment penalties assessed.
5. LEASES
During the nine months ended September 30, 2006, the Company entered into a capital lease for office equipment. The term of the lease is for five years, and includes monthly payments of approximately $560. The Company also entered into an operating lease for office equipment for a term of three years, with monthly rental payments of approximately $3,488.

THE JACKSON ORGANIZATION,
RESEARCH CONSULTANTS, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS (continued)
6. SUBSEQUENT EVENTS
During December 2006, the Company repaid the vehicle note and sold the vehicle to the Company’s President and majority stockholder, for approximately $30,800. The Company recognized a loss of approximately $17,000 upon the sale of this asset.
On March 12, 2007, the Company and its majority stockholder entered into a stock purchase agreement with HealthStream, Inc. in which HealthStream, Inc. acquired 100% of the Company’s common stock from the stockholder, for consideration of approximately $11,650,000 payable in cash 252,616 shares of HealthStream, Inc. common stock. In connection with this agreement, the minority stockholder note payable and Branch, Banking and Trust Company debt was repaid. In addition, the previous lease agreement for office space was terminated and replaced with a new five year agreement, including two options to renew the lease for two years each.